NON-EXCLUSIVE STRATEGIC COLLABORATION AGREEMENT

THIS NON-EXCLUSIVE STRATEGIC COLLABORATION AGREEMENT (the "Agreement") is entered into this 28th day of October, 2011("Effective Date") by and between Iveda Solutions, Inc. (“Company”) a Nevada corporation., having its principal office at 1201 S. Alma School Road, Ste. 8500, Mesa AZ 85210 and Telmex USA, L.L.C. ("Reseller") a Delaware corporation, having its principal office at 3350 SW 148 Avenue, Suite 400, Miramar, FL 33027. Company and Reseller may each be referred to herein as a "Party" and collectively as the "Parties".

RECITALS

A.	Company is a full-service surveillance company, specializing in IP video hosting, video data archival and real-time remote surveillance services (the “Services”) and integrated surveillance systems such as Express Surveillance System (ESS) and Streaming Video Converter (SVC) (the “Products”).

B.	Reseller desires to sell the Products and Services by and on behalf of Company, subject to the terms and conditions of this Agreement.

C.	Reseller shall not represent their relationship with Company as anything other than a Reseller. As well, Company shall not refer to Reseller as anything other than a reseller or other designation as expressed by Reseller and agreed upon in writing by Company.

D.	Except as expressly stated herein, no intellectual property is transferred or licensed by either Party under this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge the Parties hereto agree as follows:

SECTION 1: PURCHASING PRODUCTS & SERVICES

1.0	Subject to the terms and conditions of this Agreement, Company hereby grants the Reseller a non-exclusive, non-transferable and terminable right to resell Company’s Products and Services to Reseller’s customers (“End Users”) during the term of this Agreement, and Reseller accepts the same.

1.1	Reseller shall purchase Products from Company by submitting a purchase order or signing a quotation provided to Reseller by Company.

1.2	Company agrees to allow Reseller to white label integrated Products and Services. Reseller agrees to co-brand with the Company in a manner and to an extent to be defined by the Parties.

1.3	In conjunction with an executed End User Service Agreement (as defined herein), Reseller shall enter into a contract to purchase the corresponding Products and/or Services provided by Company. All End-User service agreements or similar documents (“End User Service Agreements”) are subject to approval and acceptance by the Company.

1.4	Notwithstanding anything to the contrary in this Agreement, Company agrees not to enter into resale agreements for the same Products and Services with Latin American-oriented telecommunications companies or telecommunications companies which are direct competitors of Reseller in the United States during the term of this Agreement.

SECTION 2: RIGHTS AND RESPONSIBLITIES.

2.0	In connection with the activities hereunder during the term, Reseller may use Company’s name, logos and trade names or trademarks on a non-exclusive basis on Reseller’s web site and in its advertisements, provided that Reseller must submit a copy of any such web pages or advertisements to Company for its written approval prior to publication. Company will review Reseller’s proposed use of its logo and notify Reseller of approval or disapproval as soon as reasonably practicable after submission. Company may not use Reseller’s name, logos, trade names and trademarks in any way unless it obtains the express prior written permission of Reseller. As may be mutually agreed, the Parties may engage in joint marketing efforts including but not limited to advertising, direct marketing, and tradeshows. The Parties agree and acknowledge that title to and ownership of each Party’s respective name, logos, trade names and trademarks shall remain with each such Party and shall not transfer under any conditions to the other Party. The Parties agree not to use the intellectual property of the other as may be authorized by this subsection in a manner that would defame, disparage or in any way criticize the personal or business reputation, practices, or conduct of the other Party.

2.1	Reseller will employ the means it deems appropriate to promote and market Company’s Products and Services in a professional manner using Reseller’s own resources to initiate and close sales. All such marketing must be truthful, accurate, and conducted in a manner that reinforces the integrity of the Company’s brand. Reseller shall not make any claims in its marketing materials which exceed or contradict claims made by the Company. Reseller may request the Company to provide sales and technical support in the sales process.

Reseller shall market and sell the Products and/or Services to end users under its or its affiliates’ service marks, trademarks or trade names; provided, however, that in all cases neither the trademarks and logos of Company may be used by Reseller or its affiliates, except with the express written consent of Company.

2.2	Reseller may install appropriate camera equipment and advice or assist prospective customers to obtain necessary Internet connectivity and bandwidth to enable the Company’s Services, including promotion and sale of Reseller’s own suite of telecommunications services.

2.3	If Reseller installs camera equipment and software, Reseller is responsible for equipment and related hardware maintenance and necessary software upgrades to enable the Company’s Services and billing for the same. Company agrees to work with Reseller to offer solutions for hardware maintenance and software upgrades.

2.4	Company is responsible to customers for upholding the quality of its Services as specified in the End-User Service Agreement(s) that will be signed by customer.

2.5	Reseller is responsible for billing customers for equipment and software they sell or install required to enable Company’s Services. Reseller is also responsible for recurring monthly billing of its customers for the Company’s Services.

2.6	Company reserves the right to change or discontinue any of its Services under this Agreement at its sole discretion. Notwithstanding the foregoing, Company shall be obligated to honor all existing agreements to End-Users.

2.7	Reseller shall maintain minimum quarterly revenues for designated partner levels as specified. Sales performance will be monitored quarterly and does not include activation fees. Reseller may be required periodically to provide the Company with business opportunity pipeline report as requested.

•	General Partner = $0 - $4,999
•	Certified Partner = $5,000 - $19,999
•	Premier Partner = $20,000+

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2.8	Certified and Premier Partners must complete Sales Training program within 30 days of signing of Reseller Agreement. The Company will conduct “Train the Trainer” training sessions. The Parties will discuss and mutually agree on an appropriate time and place.

2.9	Program Benefits

•	Monthly recurring revenue
•	Discounts on Demo Services and Equipment
•	Log-in privileges to video hosting web portal(s) for customer demonstrations
•	Opportunity protection via approved customer registrations
•	Company’s’ representatives will be available for customer sales calls, presentations, site surveys and project development assistance for qualified opportunities

SECTION 3: PRICING

3.0	Company will provide suggested retail price for its Products and Services as outlined in Exhibits B and C of this Agreement.

3.1	Reseller may resell Company’s Products and Services at the suggested retail prices or above at its discretion.

3.2	Subject to the terms and conditions of this Agreement, Reseller acknowledges that prices, discount rates, and transaction fees for Products are subject to change. Any changes must be reviewed and approved by both Parties. Prices, discount rates and transaction fees for Services agreed upon on this Agreement will remain fixed for the term of the agreement.

3.3	BUSINESS PARTNER DISCOUNTS

3.3.1 Enterprise Services (Discount off Exhibit B Price List)

General Partner	Certified Partner	Premier Partner
15%	20%	25%

3.3.2 IvedaXpress Services (See Exhibit C for Discount Schedule)

No other consideration or other payments shall be due to Reseller.

Section 4: INVOICING; PAYMENTS

4.0	Fees. The parties agree that any fees in the applicable End-User Service Agreement are market based and shall apply as of the Effective Date to those Products and Services. Company’s current fees for Products and Services are in Exhibits B and C. The parties agree that Exhibits B and C represent current pricing and are subject to change, and shall be illustrative only of the parties’ intent to reflect current pricing mechanisms. Final fees will be reflected on each End-User Service Agreement signed by the End User and the Company.

4.1	Invoicing. Company shall invoice Reseller upon purchase of Products, payable within thirty-days (30) days of receipt of the invoice. Company will invoice Reseller for Services at the commencement of the Service purchased and thereafter at the beginning of each month for Services for that month. All invoices shall be paid within thirty-days (30) days of the date of receipt of invoice by Reseller, regardless of when the End-Users pay the Reseller.

SECTION 5: TERM & TERMINATION

5.0	The term of this Agreement is in effect for one (1) year from the Effective Date herein and will automatically renew for one (1) year increments. Notwithstanding any extension of this Agreement, this Agreement will always be interpreted as a fixed-term agreement. In no event will this agreement be interpreted and not as an indefinite term agreement. Either Party may terminate this Agreement at any time for any or no reason in such Party's sole discretion upon thirty (30) days’ written notice to the other Party. Company will continue to provide Services to end users, per the terms of the End-User Service Agreement, provided that the end users have the means to continuously pay Company for Services rendered.

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5.1	If this Agreement is terminated mutually or by either party in good terms (i.e., not terminated by Company for Reseller’s breach), Reseller will receive in compliance with the terms of this Agreement the full commission rate for the entire term of the initial contract not to exceed 1 year from termination date or until such time as the End User is no longer receiving Products and/or Services under any respective End User Service agreement, whichever is later.

5.2	Upon written notice and subject to the provisions of this Section 5, either party may terminate this Agreement as applicable, in the event of a material breach of the other Party. For purposes of this Agreement “Material Breach” shall be defined as a significant breach of contract that goes to the foundation of the Agreement. The Party seeking termination will provide the other Party with reasonable written notice of such Material Breach, and the opportunity to cure the breach as follows:

a.	at least ten (10) business days in the event of a failure to pay any amount due under this Agreement, unless such deficiency is cured within the notice period; and

b.	at least forty-five (45) days in the event of any other Material Breach; provided that if such breach cannot be cured within forty-five (45) days, the non-breaching party may not terminate this Agreement if the other Party has made good faith efforts during such period to implement a reasonable and agreed upon plan by both parties that is designed to cure the breach and is continuing diligently to pursue the plan.

SECTION 6: LIMITATION OF LIABILITY: IN NO EVENT WILL EITHER PARTY, ITS AGENTS, EMPLOYEES, SUBSIDIARIES, AFFILIATES OR PARENT COMPANIES BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE OR INCIDENTAL DAMAGES, REGARDLESS OF THE FORM OF ACTION OR WHETHER THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES.

EACH PARTY AND ITS AFFILIATES’ ENTIRE LIABILITY, AND THE OTHER PARTY’S AND ITS AFFILIATES’ EXCLUSIVE REMEDIES, FOR ANY CLAIMS, DEMANDS, SUITS, LOSSES, DAMAGES, LIABILITIES, INJURIES, PENALTIES, COSTS, INTEREST, AND EXPENSES; INCLUDING WITHOUT LIMITATION, REASONABLE ATTORNEY FEES ARISING IN CONNECTION WITH THIS AGREEMENT, SHALL BE: (A) FOR BODILY INJURY OR DEATH TO ANY PERSON NEGLIGENTLY CAUSED BY A PARTY OR ITS AFFILIATES, PROVEN DIRECT DAMAGES; OR (B) FOR ANY DAMAGES OTHER THAN THOSE SET FORTH ABOVE AND NOT OTHERWISE EXCLUDED UNDER THIS AGREEMENT, PROVEN DIRECT DAMAGES NOT TO EXCEED PER CLAIM (OR IN THE AGGREGATE DURING ANY TWELVE-MONTH PERIOD) THE TOTAL NET PAYMENTS MADE BY CUSTOMER FOR THE APPLICABLE SERVICE DURING THE TWELVE (12) MONTHS PRECEDING THE MONTH IN WHICH THE DAMAGE OCCURRED.

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SECTION 7: INDEMNIFICATION:

COMPANY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS RESELLER, ITS RESPECTIVE AFFILIATES, AND ITS RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES, REPRESENTATIVES, AGENTS AND ASSIGNS FROM AND AGAINST ANY AND ALL LIABILITY TO ANY OTHER THIRD PARTIES (INCLUDING, BUT NOT LIMITED TO, LIABILITIES, JUDGMENTS, DAMAGES, LOSSES, CLAIMS, COSTS AND EXPENSES, INCLUDING ATTORNEYS FEES AND EXPENSES) ARISING FROM OR RELATING TO (I) A BREACH BY COMPANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT, (II) THE ACTS, ERRORS, REPRESENTATIONS, MISREPRESENTATIONS, WILLFUL MISCONDUCT OR NEGLIGENCE OF COMPANY, ITS SUBCONTRACTORS, EMPLOYEES, OR AGENTS, (III) VIOLATION BY COMPANY OF A THIRD PARTY'S INTELLECTUAL PROPERTY OR OTHER RIGHTS IN CONNECTION WITH ITS PERFORMANCE HEREUNDER OR, (IV) ANY CLAIM ARISING OUT OF OR RESULTING FROM COMPANY’S OR AN AFFILIATE OF COMPANY’S UNAUTHORIZED USE OF RESELLER’S INTELLECTUAL PROPERTY OR ADVERTISING CLAIMS MADE IN CONNECTION THEREWITH. RESELLER AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS COMPANY, ITS AFFILIATES, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES, REPRESENTATIVES, AGENTS AND ASSIGNS FROM AND AGAINST ANY AND ALL LIABILITY TO END USERS OR ANY OTHER THIRD PARTIES (INCLUDING, BUT NOT LIMITED TO, LIABILITIES, JUDGMENTS, DAMAGES, LOSSES, CLAIMS, COSTS AND EXPENSES, INCLUDING ATTORNEYS FEES AND EXPENSES) ARISING FROM OR RELATING TO (I) A BREACH BY RESELLER OF ITS OBLIGATIONS UNDER THIS AGREEMENT, (II) THE ACTS, ERRORS, REPRESENTATIONS, MISREPRESENTATIONS, WILLFUL MISCONDUCT OR NEGLIGENCE OF RESELLER, ITS SUBCONTRACTORS, EMPLOYEES, OR AGENTS, (III) VIOLATION BY RESELLER OF A THIRD PARTY'S INTELLECTUAL PROPERTY OR OTHER RIGHTS IN CONNECTION WITH ITS PERFORMANCE HEREUNDER OR, (IV) ANY CLAIM ARISING OUT OF OR RESULTING FROM RESELLER'S OR AN AFFILIATE OF RESELLER’S UNAUTHORIZED USE OF COMPANY’S INTELLECTUAL PROPERTY OR ADVERTISING CLAIMS MADE IN CONNECTION THEREWITH.

SECTION 8: DISCLAIMER OF WARRANTIES: OTHER THAN MANUFACTURER WARRANTY ON PRODUCTS AND EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, COMPANY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR INTENDED USE.

SECTION 9: COMPLIANCE WITH LAWS: Each Party shall comply with all applicable laws in performing its obligations under this Agreement.

SECTION 10: NO JOINT VENTURE OR PARTNERSHIP: Nothing in this Agreement shall be construed or interpreted to create a joint venture, employment, franchise or partnership between the Parties. For all purposes, the Parties are independent contractors and no fiduciary or other similar obligation shall exist between them, other than the contractual obligations set forth herein. Neither Party shall have any authority to act for the other Party in any capacity nor to make commitments of any kind for the account of, or on behalf of, the other Party or execute any contract on behalf of the other Party or to otherwise bind the other Party except as may be expressly provided herein.

SECTION 11: NOTICES: Any notice, demand or other communication required or which may be given to the Parties shall be sent to the addresses set forth above.

SECTION 12: NO THIRD PARTY RIGHTS: Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement. Neither Party may assign or transfer this Agreement, in whole or in part, without the prior written approval of Company except to a successor-in-interest or by action of law.

SECTION 13: TAXES: Each Party shall be responsible for its own taxes, as such responsibility is allocated by law.

SECTION 14: CONFIDENTIALITY: All documentation, technical information, software, business information, proposals for Services or other materials that are disclosed by either Party in the course of performing this Agreement shall be considered confidential and proprietary information (“Confidential Information”) of the disclosing Party, provided such information is clearly marked as “proprietary” or “confidential”. The existence and terms of this Agreement shall be deemed to be both Parties’ Confidential Information. Each Party’s Confidential Information shall be held in confidence and used only for purposes of performing this Agreement and using the Services.

SECTION 15: GOVERNING LAW AND DISPUTE RESOLUTION: This Agreement shall be governed by, and construed in accordance with the laws of the State of Texas without giving effect to any conflict of laws principles to the contrary.

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All disputes, controversies or claims, whether based in contract, tort, statute, fraud, misrepresentation or any other legal theory, arising out of or relating to this Agreement not resolved amicably between the Parties shall be settled by final and binding arbitration conducted in Texas, United States, in accordance with the then-current commercial arbitration rules of the American Arbitration Association.

Disputes relating to: (i) the lawfulness of rates, terms, conditions or practices concerning Services; (ii) non-compliance with Section 14 of this Agreement, a violation of which would cause irreparable harm for which Damages would be inadequate; or (iii) marks or other intellectual property claims; shall be exempt from the binding arbitration requirement described in the preceding paragraph. As to disputes described in this paragraph, the claimant reserves the right to seek relief from an administrative agency or court of competent jurisdiction in the county and state of its choosing.

The prevailing Party shall be entitled to recover its attorneys’ fees and costs in bringing a legal action pursuant to this Section 15 from the other Party, unless expressly provided otherwise by decision or order of the arbitrator, administrative agency or court of competent jurisdiction, as the case may be.

SECTION 16: SEVERANCE OF INVALID PROVISIONS: If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof and the remaining provisions shall remain in force and effect, unaffected by such severance.

SECTION 17: ENTIRE AGREEMENT: This Agreement contains the entire agreement, with respect to its subject matter, between the parties, and supersedes all prior agreements or understandings, oral or written, not contained herein. Any supplement, modification or waiver of any provision of this Agreement shall be in writing and signed by authorized representatives of both Parties.

The Parties have caused this Agreement to be duly executed by their duly authorized representatives as of the Effective Date written.

TELMEX USA, L.L.C.	IVEDA SOLUTIONS, INC.

Jorge Rodriguez, President	David Ly, President & CEO

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